INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No.'s 33-70050 and 33-80985 of Aldila, Inc. on Form S-8 of our report dated February 7, 1997, incorporated by reference in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 1996.




Deloitte & Touche LLP

March 26, 1997

San Diego, California




















                                      Exhibit 23.1


                                          -38-